Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-82870 of VINA Technologies, Inc. on Form S-3 of our report dated January 21, 2002 (August 14, 2002 as to Note 16), appearing in the Annual Report on Form 10-K/A of VINA Technologies, Inc. for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.




/s/ DELOITTE & TOUCHE LLP


San Jose, California
September 9, 2002